                                                                 EXHIBIT 99.1


                                    TABLE VI

                     ACQUISITIONS OF PROPERTIES BY PROGRAMS

                   CAPTEC FRANCHISE CAPITAL PARTNERS L.P. III


                                                                                                 TOTAL ACQUISITION COST,
                                                                                   ORIGINAL       CAPITAL IMPROVEMENT,
                                   REAL ESTATE/         DATE         SQUARE        MORTGAGE             CLOSING
            PROPERTY                 EQUIPMENT        ACQUIRED      FOOTAGE       FINANCING         AND SOFT COSTS
            --------               ------------       --------      -------       ---------      ----------------------
 Boston Market
 4150 Fayetteville                                                                               Purchase: 1,000,000
 Raleigh, NC                        Real Estate       1/31/95        3,007                       Acq. Fees: 40,000

 Red Robin Burger & Spirits
 Emporium                                                                                        Purchase: 750,000
 701 E. Harmony Rd.                  Equipment        5/10/95                                    Acq. Fees: 30,000

 Kenny Rogers Roasters
 5390 Hwy #153                                                                                   Purchase: 249,187
 Chattanooga, TN                     Equipment        8/15/95                                    Acq. Fees: 9,967

 Applebee's Neighborhood
 Grill & Bar
 105 Potomac Blvd.                                                                               Purchase: 1,642,460
 Mt. Vernon, IL                     Real Estate       9/13/95        5,580                       Acq. Fees: 65,600

 Checker's Drive-In Restaurant
 4305 St. Barnabas Rd.                                                                           Purchase: 200,000
 Marlow Hts, MD                      Equipment        9/27/95                                    Acq. Fees: 8,000

 Kenny Rogers Roasters
 1949 E. Camelback Rd.                                                                           Purchase: 224,115
 Phoenix, AZ                         Equipment        10/11/95                                   Acq. Fees: 8,965

 Church's Chicken
 1003 Military Drive                                                                             Purchase: 630,000
 San Antonio, TX                    Real Estate       10/23/95       1,850                       Acq. Fees: 25,200

 Arby's Restaurant
 912 Maye Blvd.                                                                                  Purchase: 228,055
 Greenville, NC                      Equipment        12/29/95                                   Acq. Fees: 9,122

 Denny's Restaurant
 4325 S. Florida Ave.                                                                            Purchase: 272,946
 Lakeland, FL                        Equipment        12/29/95                                   Acq. Fees: 10,918


                                                                        EXCESS (DEFICIENCY)
                                                                          OPERATING CASH
                                                                        RECEIPTS OVER CASH
                                                  TOTAL                    EXPENDITURES
                                                  -----                 -----------------
 Boston Market
 4150 Fayetteville
 Raleigh, NC                                    $1,040,000

 Red Robin Burger & Spirits
 Emporium
 701 E. Harmony Rd.                               $780,000

 Kenny Rogers Roasters
 5390 Hwy #153
 Chattanooga, TN                                  $259,154

 Applebee's Neighborhood
 Grill & Bar
 105 Potomac Blvd.
 Mt. Vernon, IL                                 $1,780,060

 Checker's Drive-In Restaurant
 4305 St. Barnabas Rd.
 Marlow Hts, MD                                   $208,000

 Kenny Rogers Roasters
 1949 E. Camelback Rd.
 Phoenix, AZ                                      $233,080

 Church's Chicken
 1003 Military Drive
 San Antonio, TX                                  $655,200

 Arby's Restaurant
 912 Maye Blvd.
 Greenville, NC                                   $237,177

 Denny's Restaurant
 4325 S. Florida Ave.
 Lakeland, FL                                     $283,864

                                                                                                 TOTAL ACQUISITION
                                                                                  ORIGINAL          COST, CAPITAL
                                    REAL ESTATE/        DATE         SQUARE       MORTGAGE       IMPROVEMENT, CLOSING
       PROPERTY                      EQUIPMENT        ACQUIRED      FOOTAGE       FINANCING         AND SOFT COSTS
--------------------                -----------       --------      -------       ---------      --------------------
Checker's Drive-In Restaurant
33225 U.S. Hwy 19 North                                                                          Purchase: 225,000
Palm Harbor, FL                      Equipment        3/11/96                                    Acq. Fees: 9,000

Denny's Restaurant
2380 NW Hwy 19                                                                                   Purchase: 353,647
Crystal River, FL                    Equipment        3/29/96                                    Acq. Fees: 14,146

Red Robin Burger & Spirits
Emporium
1701 William D. Tate Ave.                                                                        Purchase: 2,711,393
Grapevine, TX                       Real Estate       3/29/96        7,485                       Acq. Fees: 108,456

Boston Market
1729 North Olden Ave.                                                                            Purchase: 1,143,000
Ewing, NJ                           Real Estate        6/6/96        3,333                       Acq. Fees: 45,720

12 Denny's Restaurants                                                                           Purchase: 342,783
located in both Washington           Equipment        7/15/96                                    Acq. Fees: 13,711
and Oregon

Hollywood Video
3400 West Owen K. Garriott                                                                       Purchase: 1,050,000
Enid, OK                            Real Estate        8/4/96        7,500                       Acq. Fees: 42,000

Kettle Restaurants
5720 North Hampton Blvd.                                                                         Purchase: 789,543
Virginia Beach, VA                  Real Estate        8/5/96        3,012                       Acq. Fees: 31,582

Golden Corral Restaurant
4532 South Florida Ave.                                                                          Purchase: 1,600,000(1)
Lakeland, FL                        Real Estate        8/6/96        8,825                       Acq. Fees: 64,000

Boston Market
25941 Pacific Hwy                                                                                Purchase: 1,050,000
South Kent, Washington              Real Estate       9/26/96        3,320                       Acq. Fees: 42,000

Jack In The Box
320 Grapevine Hwy                                                                                Purchase: 965,000
Hurst, TX                           Real Estate       9/27/96        2,860                       Acq. Fees: 38,600

Black Eyed Pea
1905 Preston Rd.                                                                                 Purchase: 1,486,768
Plano, TX                           Real Estate       9/30/96        5,445                       Acq. Fees: 59,470



                                                     EXCESS (DEFICIENCY)
                                                       OPERATING CASH
                                                     RECEIPTS OVER CASH
       PROPERTY                         TOTAL            EXPENDITURES
--------------------                    -----        -------------------
Checker's Drive-In Restaurant
33225 U.S. Hwy 19 North
Palm Harbor, FL                       $234,000

Denny's Restaurant
2380 NW Hwy 19
Crystal River, FL                     $367,793

Red Robin Burger & Spirits
Emporium
1701 William D. Tate Ave.
Grapevine, TX                       $2,819,849

Boston Market
1729 North Olden Ave.
Ewing, NJ                           $1,188,720

12 Denny's Restaurants
located in both Washington            $356,494
and Oregon

Hollywood Video
3400 West Owen K. Garriott
Enid, OK                            $1,092,000

Kettle Restaurants
5720 North Hampton Blvd.
Virginia Beach, VA                    $821,125

Golden Corral Restaurant
4532 South Florida Ave.
Lakeland, FL                        $1,664,000

Boston Market
25941 Pacific Hwy
South Kent, Washington              $1,092,000

Jack In The Box
320 Grapevine Hwy
Hurst, TX                           $1,003,600

Black Eyed Pea
1905 Preston Rd.
Plano, TX                           $1,546,238



(1) New construction - $654,000 funded August 6, 1996, $26,160 paid in acquisition fees. Additional draws up to a total of $1,600,000 to be funded by December 31, 1996.

                   CAPTEC FRANCHISE CAPITAL PARTNERS L.P. II


                                                                                                 TOTAL ACQUISITION
                                                                                  ORIGINAL          COST, CAPITAL
                                    REAL ESTATE/        DATE         SQUARE       MORTGAGE       IMPROVEMENT, CLOSING
       PROPERTY                      EQUIPMENT        ACQUIRED      FOOTAGE       FINANCING         AND SOFT COSTS
--------------------                -----------       --------      -------       ---------      --------------------
Taco Cabana Restaurant
3575 West Tropicana                                                                              Purchase: 1,350,000
Las Vegas, NV                       Real Estate       5/25/94        3,800                       Acq. Fees: 67,500

Kenny Rogers Roasters
13606 Bruce B. Downs Blvd.                                                                       Purchase: 502,202(1)
Tampa, FL                           Real Estate       10/7/94        3,400                       Acq. Fees: 25,110

Checkers Drive-In
1939 Oscela Pkwy                                                                                 Purchase: 142,000
Kissimmee, FL                        Equipment         9/7/94                                    Acq. Fees: 7,100

Popeyes Restaurant
11211 Abercorn St.                                                                               Purchase: 74,000
Savannah, GA                         Equipment         2/8/95                                    Acq. Fees: 3,700

Schlotzsky's Deli
2835 N. Memorial Pkwy                                                                            Purchase: 103,968
Huntsville, AL                       Equipment        2/13/95                                    Acq. Fees: 5,198

Italian Oven
Cedar Knoll Galleria                                                                             Purchase: 227,063
Ashland, KY                          Equipment        2/21/95                                    Acq. Fees: 11,353


                                                     EXCESS (DEFICIENCY)
                                                       OPERATING CASH
                                                     RECEIPTS OVER CASH
       PROPERTY                         TOTAL            EXPENDITURES
--------------------                    -----        -------------------
Taco Cabana Restaurant
3575 West Tropicana
Las Vegas, NV                         $1,417,500

Kenny Rogers Roasters
13606 Bruce B. Downs Blvd.
Tampa, FL                              $527,312

Checkers Drive-In
1939 Oscela Pkwy
Kissimmee, FL                          $149,100

Popeyes Restaurant
11211 Abercorn St.
Savannah, GA                            $77,700

Schlotzsky's Deli
2835 N. Memorial Pkwy
Huntsville, AL                         $109,166

Italian Oven
Cedar Knoll Galleria
Ashland, KY                            $238,416



(1) Property purchased through a joint venture. Total purchase price of the property was $800,000.